Exhibit 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of June 9, 2020, is among CONTANGO OIL & GAS COMPANY, a Texas corporation (the “Borrower”); each of the undersigned Guarantors (collectively with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 17, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower and certain of its Subsidiaries intend to effectuate the corporate restructuring transactions more particularly described on Annex I attached hereto (such transactions, collectively, the “Corporate Simplification Transactions”), which Corporate Simplification Transactions are permitted under the terms of the Credit Agreement.

C. Section 8.01(n) requires that the Borrower provide the Administrative Agent with at least thirty (30) days’ prior written notice of the Corporate Simplification Transactions (the “Notice Requirement”).

D. The Borrower, the Administrative Agent and the Lenders party hereto have agreed to (a) amend certain provisions of the Credit Agreement and (b) waive the Notice Requirement and any other provision in the Loan Documents requiring the Borrower to provide prior notice of the Corporate Simplification Transactions, in each case, as more fully set forth herein.

E. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Second Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) Each of the following definitions is hereby added to Section 1.02 in its appropriate alphabetical order to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Automatic BB Adjustment” has the meaning assigned to such term in Section 2.07(g).

“Automatic BB Adjustment Date” has the meaning assigned to such term in Section 2.07(g).

“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash, cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Subsidiaries less (b) the sum of: (i) while and to the extent refundable, any cash or cash equivalents of the Borrower and its Subsidiaries constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party, plus (ii) amounts for which the Borrower and its Subsidiaries have issued checks or have initiated wires or ACH transfers to pay expenditures in the ordinary course of business to unaffiliated third parties, but which have not yet been subtracted from the balance in the relevant account of the Borrower or its Subsidiaries (or, in the Borrower’s discretion, amounts for which the Borrower and its Subsidiaries will issue checks or initiate wires or ACH transfers to pay expenditures in the ordinary course of business to unaffiliated third parties within five (5) Business Days), plus (iii) any cash held in Excluded Accounts referred to in clauses (a), (b) and (d) of the definition thereof.

“Consolidated Cash Balance Threshold” means $5,000,000.

“Excess Cash” has the meaning assigned to such term in Section 3.04(c)(vi).

“Excess Cash Measurement Date” has the meaning assigned to such term in Section 3.04(c)(vi).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of June 4, 2020, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b) Each of the following definitions in Section 1.02 is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment and the Second Amendment, and as the same may from time to time be further amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.0% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 3.03(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the applicable rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	≥25%, but <50%	≥50%, but <75%	≥75%, but <90%	≥90%
ABR Loan Margin	1.750%	2.000%	2.250%	2.500%	2.750%
Eurodollar Loan Margin	2.750%	3.000%	3.250%	3.500%	3.750%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” and the “Commitment Fee Rate” shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level, beginning on the date of such failure until such Reserve Report is delivered.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c) The definition of “Borrowing Base” in Section 1.02 is hereby amended by replacing the reference to “Section 2.07(f) or Section 8.13(c)” therein with “Section 2.07(f), Section 2.07(g) or Section 8.13(c)”.

(d) The definition of “EBITDAX” in Section 1.02 is hereby amended by (i) adding the following parenthetical to the end of clause (b)(iv) thereof: “(including, for the avoidance of doubt, any losses from Liquidations of any Swap Agreement)” and (ii) adding the following parenthetical to the end of clause (c)(5) thereof: “(including, for the avoidance of doubt, any gains from Liquidations of any Swap Agreement)”.

2.2 Amendments to Section 2.03. Section 2.03 is hereby amended as follows:

(a) clause (v) therein is hereby amended by deleting “and” from the end thereof;

(b) clause (vi) therein is hereby renumbered to be clause (vii);

(c) a new clause (vi) is hereby inserted immediately following clause (v) therein to read as follows:

(vi) the Consolidated Cash Balance (without regard to the requested Borrowing) and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing); and

(d) The second to the last sentence of Section 2.03 is hereby amended and restated in its entirety to read as follows:

Each Borrowing Request shall constitute a representation that (a) the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base) and (b) after giving pro forma effect to the requested Borrowing, the Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Threshold.

2.3 Amendments to Section 2.07(a). Section 2.07(a) is hereby amended and restated in its entirety to read as follows:

(a) Borrowing Base as of the Second Amendment Effective Date. For the period from and including the Second Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $95,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 2.07(g) or Section 8.13(c).

2.4 Amendments to Section 2.07(d). Section 2.07(d) is hereby amended by replacing the reference to “Section 2.07(f) or Section 8.13(c)” therein with “Section 2.07(f), Section 2.07(g) or Section 8.13(c)”.

2.5 Amendment to Section 2.07(g). Section 2.07(g) is hereby amended and restated in its entirety to read as follows:

(g) Automatic Quarterly Borrowing Base Reductions. Notwithstanding anything to the contrary contained herein, the Borrowing Base then in effect on each of June 30, 2020 and September 30, 2020 shall be automatically reduced by an amount equal to $10,000,000, effective immediately on each such date (each such date, an “Automatic BB Adjustment Date”), without any further action by the Borrower, the Administrative Agent or the Lenders (each such automatic reduction to the Borrowing Base, an “Automatic BB Adjustment”). For the avoidance of doubt, each Automatic BB Adjustment shall not constitute a Scheduled Redetermination or Interim Redetermination.

2.6 Amendment to Section 3.03(a). Section 3.03(a) is hereby amended by replacing the phrase “If prior to the commencement of any Interest Period for a Eurodollar Borrowing:” therein with “Subject to Section 3.03(b), if prior to the commencement of any Interest Period for a Eurodollar Borrowing:”.

2.7 Amendment to Section 3.04(c). Section 3.04(c) is hereby amended by adding new clauses (vi) and (vii) to the end thereof to read as follows:

(vi) Consolidated Cash Balance. If, as of the end of any Friday (or, if such day is not a Business Day, then as of the end of the next Business Day) (each such date, an “Excess Cash Measurement Date”), (A) there are any outstanding Borrowings or LC Exposure and (B) the Consolidated Cash Balance exceeds the Consolidated Cash Balance Threshold (the amount of such excess, “Excess Cash”), then the Borrower shall, on the next succeeding Business Day, (1) prepay the Borrowings in an aggregate principal amount equal to the Excess Cash, and (2) if after prepaying all of the Borrowings there is any LC Exposure and Excess Cash, pay to the Administrative Agent on behalf of the Lenders an amount equal to the remaining amount of Excess Cash to be held as cash collateral as provided in Section 2.08(j); provided that all payments required to be made pursuant to this Section 3.04(c)(vi) must be made on or prior to the Termination Date. To the extent that there are funds on deposit in, or credited to, any deposit account or other account maintained with the Administrative Agent (or any Affiliate thereof) or any Lender (or any Affiliate thereof) on any date that the Borrower is required to prepay Loans (and/or cash collateralize LC Exposure, as applicable) pursuant to this Section 3.04(c)(vi), the Borrower hereby irrevocably authorizes and instructs the Administrative Agent or such Lender to apply such funds to the prepayment of Loans (and/or cash collateralization of LC Exposure, as applicable). The provisions of Section 3.04(c)(iv) and Section 3.04(c)(v) shall apply, mutatis mutandis, to any prepayment required pursuant to this Section 3.04(c)(vi).

(vii) Notwithstanding anything to the contrary contained herein, if after giving effect to any Automatic BB Adjustment pursuant to Section 2.07(g), the total Revolving Credit Exposures exceeds the Borrowing Base as so reduced, then the Borrower shall (i) prepay the Borrowings in an aggregate principal amount equal to such excess, and (ii) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or cash collateralize such excess in respect of each Automatic BB Adjustment on the corresponding Automatic BB Adjustment Date; provided that all payments required to be made pursuant to this Section 3.04(vii) must be made on or prior to the Termination Date. The provisions of Section 3.04(c)(iv) and Section 3.04(c)(v) shall apply, mutatis mutandis, to any prepayment required pursuant to this Section 3.04(c)(vii).

2.8 Amendments to Section 6.02. Section 6.02 is hereby amended as follows:

(a) a new subsection (d) is hereby inserted immediately following subsection (c) to read as follows:

(d) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Threshold.

(b) The phrase “Section 6.02(a) and (b)” therein is replaced with the phrase “Section 6.02(a), Section 6.02(b) and Section 6.02(d)”.

2.9 Amendment to Section 7.26. Section 7.26 is hereby amended and restated in its entirety to read as follows.

Section 7.26 Affected Financial Institution. Neither the Borrower nor any Subsidiary is an is an Affected Financial Institution.

2.10 Amendment to 8.01. Section 8.01 of the Credit Agreement is hereby amended by adding a new Section 8.01(s) to the end thereof to read as follows:

Section 8.01(s) Accounts Payable Aging Schedule. On the Second Amendment Effective Date, and thereafter on the last Business Day of each calendar month, an accounts payable aging schedule, in form and substance reasonably satisfactory to the Administrative Agent.

2.11 Amendment to Section 8.14(a). Section 8.14(a) is hereby amended to replace the phrase “at least 85%” wherever it appears therein with the phrase “at least 90%”.

2.12 Amendment to Section 8.18. Section 8.18 is hereby amended and restated in its entirety to read as follows:

Section 8.18 Minimum Hedging. (a) On or prior to the date that is thirty (30) days after the Effective Date, the Borrower shall provide evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that the Loan Parties shall have entered into Swap Agreements with one or more Approved Counterparties hedging minimum notional volumes of at least 50% of the reasonably projected production of crude oil and natural gas, calculated on a combined basis and on a barrel of oil equivalent basis, from proved developed producing Oil and Gas Properties evaluated in the Initial Reserve Report, for each of the 24 full calendar months following such date; and (b) on April 1 and October 1 of each year, commencing with April 1, 2020 (each, a “Minimum Hedging Requirement Date”), the Borrower shall provide evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that the Loan Parties have entered into Swap Agreements with one or more Approved Counterparties hedging minimum notional volumes of at least 50% of the reasonably projected production of crude oil and natural gas, calculated on a combined basis and on a barrel of oil equivalent basis, from proved developed producing Oil and Gas Properties evaluated in the Reserve Report most recently delivered to the Administrative Agent, for 24 full calendar months following such Minimum Hedging Requirement Date (provided that the Loan Parties shall not be required to hedge volumes attributable to the reasonably projected production from offshore Oil and Gas Properties for the months of August, September or October).

2.13 Amendment to Article VIII. Article VIII is hereby amended by adding new Section 8.19 to the end thereof to read as follows:

Section 8.19 Consolidated Cash Balance Information. On each Excess Cash Measurement Date (or on the Business Day immediately following such Excess Cash Measurement Date), the Borrower shall provide to the Administrative Agent a certificate of a Financial Officer in substantially the form of Exhibit I, certifying as to the amount of the Consolidated Cash Balance and the amount of Excess Cash, if any, as of such Excess Cash Measurement Date, and attaching thereto, summary and balance statements, in a form reasonably acceptable to the Administrative Agent, for each Deposit Account, Securities Account, or other account in which any Consolidated Cash Balance is held credited or carried.

2.14 Amendment to Section 9.01(b). Section 9.01(b) is hereby amended and restated in its entirety to read as follows:

(b) Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2022, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments then available to be borrowed, but excluding non-cash assets under FASB ASC 815) to (ii) consolidated current liabilities (excluding non-cash obligations under FASB ASC 815 and current maturities under this Agreement) to be less than 1.00 to 1.00.

2.15 Amendment to Section 9.04(c) and Section 9.04(d). Each of Section 9.04(c) and Section 9.04(d) is hereby amended and restated in its entirety to read as follows:

(c) from and after the Scheduled Redetermination Date for the November 1, 2020 Scheduled Redetermination, the Borrower may make cash distributions with respect to its Equity Interests to the holders of its Equity Interests so long as both before, and immediately after giving effect to, any such distribution, (i) no Default or Event of Default exists or would exist, (ii) the unused portion of the Commitments is equal to or greater than 25% of the total Commitments and (iii) the Leverage Ratio is less than or equal to 2.50 to 1.00 (on a pro forma basis as the Leverage Ratio is recomputed on such date using (A) Total Debt outstanding on such date and (B) EBITDAX for the four fiscal quarters (or, if applicable, the relevant annualized period determined in accordance with Section 9.01(a)) ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available); and

(d) from and after the Scheduled Redetermination Date for the November 1, 2020 Scheduled Redetermination, the Borrower and its Subsidiaries may redeem, acquire, retire or repurchase, for cash, shares of Equity Interests (other than Disqualified Capital Stock) of the Borrower held by any present or former officer, manager, director or employee of the Borrower or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, so long as all such Restricted Payments do not exceed $1,000,000 in the aggregate in any fiscal year.

2.16 Amendment to Article IX. Article IX is hereby amended by adding a new Section 9.22 to the end thereof to read as follows:

Section 9.22 Accounts Payable. For the period from and including the Second Amendment Effective Date through and including March 31, 2022, the Borrower will not, and will not permit any Subsidiary to, permit any of its accounts payable or accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services to become delinquent or remain outstanding beyond ninety (90) days past the date of invoice (unless such accounts payable, accrued expenses, liabilities or other obligations (a) are recorded to suspense accounts on the general ledger or balance sheet at such time pending permanent classification or (b) are otherwise being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP).

2.17 Amendment to Section 10.01(d). Section 10.01(d) is hereby amended by replacing the phrase “Section 8.17” therein with the phrase “Section 8.17, Section 8.19”.

2.18 Amendment to Section 12.03(c). Section 12.03(c) is hereby amended and restated in its entirety to read as follows:

(c) To the extent that the Borrower fails to pay any amount required to be paid by the Borrower to the Administrative Agent, any Arranger, the Issuing Bank or the Swingline Lender, or any of the Related Parties of any of the foregoing Persons, under Section 12.03(a), Section 12.03(b) or Section 12.03(d), each Lender severally agrees to pay to the Administrative Agent, such Arranger, the Issuing Bank or the Swingline Lender, or such Related Party, as the case may be, such Lender’s Applicable Percentage of such amount (as such Applicable Percentage is in effect on the date such payment is sought under this Section 12.03, or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, such Applicable Percentage immediately prior to such date); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Arranger, the Issuing Bank or the Swingline Lender in its capacity as such. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Amendment to Section 12.06(b). Section 12.06(b) is hereby amended and restated in its entirety to read as follows:

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

2.20 Amendment to Section 12.19. Section 12.19 is hereby amended by replacing (a) each reference to “EEA Financial Institution” therein with the term “Affected Financial Institution” and (b) each reference to “an EEA Resolution Authority” and “any EEA Resolution Authority” therein with the phrase “the applicable Resolution Authority”.

2.21 Amendment to Schedules and Exhibits.

(a) Exhibit B is hereby amended and restated in its entirety to read as set forth on Exhibit B to this Second Amendment.

(b) The Credit Agreement is hereby amended by adding a new Exhibit I to read as set forth on Exhibit I to this Second Amendment.

(c) The Table of Contents to the Credit Agreement is hereby amended to add the following references where alphabetically appropriate in the ANNEXES, EXHIBITS AND SCHEDULES portion thereof to read as follows:

Exhibit I Form of Consolidated Cash Balance Certificate

(d) Each of Schedule 7.14 and Schedule 7.25 is hereby amended and restated in its entirety in the form attached hereto as Schedule 7.14 and Schedule 7.25, respectively.

Section 3. Conditions Precedent. This Second Amendment shall become effective on the date (such date, the “Second Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

3.1 Counterparts. The Administrative Agent shall have received from each Lender and the Obligors counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.

3.2 Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.3 No Default. No Default shall have occurred and be continuing as of the Second Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective (and the Second Amendment Effective Date shall occur) upon the fulfillment (or waiver in accordance with Section 12.02) of the conditions precedent set forth in this Section 3 to the satisfaction of the Administrative Agent. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the Second Amendment Effective Date specifying its objection thereto.

Section 4. Limited Waiver. As of the Second Amendment Effective Date, the Lenders constituting the Majority Lenders hereby waive (a) the Notice Requirement and (b) compliance by the Borrower and its Subsidiaries with any other provision of the Loan Documents requiring prior notice from the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the Corporate Simplification Transactions. The waiver contained in this Section 4 shall constitute a limited, one-time waiver, and nothing contained herein shall obligate the Lenders to grant any future or additional waiver with respect to, or in connection with, any provision of any Loan Document.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the Second Amendment Effective Date.

5.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Second Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Second Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) the representations and warranties set forth in each Loan Document are true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they are true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) as of such specified earlier date and (ii) no Default has occurred and is continuing.

5.3 Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Second Amendment.

5.4 No Oral Agreement. This Second Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

5.5 GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

5.7 Severability. Any provision of this Second Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.8 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed, effective as of the Second Amendment Effective Date.

BORROWER:	CONTANGO OIL & GAS COMPANY

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Senior Vice President & CFO

GUARANTORS:	CONTANGO ENERGY COMPANY

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Senior Vice President & CFO

CRIMSON EXPLORATION INC.

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Senior Vice President & CFO

CONTANGO OPERATORS, INC.

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Senior Vice President & CFO

CONTERRA COMPANY

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Senior Vice President & CFO

CONTARO COMPANY

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Senior Vice President & CFO

Second Amendment

Signature Page

CONTANGO ROCKY MOUNTAIN INC.

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Senior Vice President & CFO

CONTANGO MINING COMPANY

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Senior Vice President & CFO

CONTANGO VENTURE CAPITAL CORPORATION

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Senior Vice President & CFO

CONTANGO ALTA INVESTMENTS, INC.

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Senior Vice President & CFO

CRIMSON EXPLORATION OPERATING INC.

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Senior Vice President & CFO

CONTANGO RESOURCES, INC.

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Senior Vice President & CFO

Second Amendment

Signature Page

WEC NEWCO, LLC

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Sole Manager

Second Amendment

Signature Page

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

	By:	/s/ Anson Williams
	Name:	Anson Williams
	Title:	Authorized Officer

Second Amendment

Signature Page

LENDER:	ROYAL BANK OF CANADA,
as a Lender

	By:	/s/ J. T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Second Amendment

Signature Page

LENDER:	CADENCE BANK, N.A.,
as a Lender

	By:	/s/ Eric Broussard
	Name:	Eric Broussard
	Title:	Executive Vice President

Second Amendment

Signature Page

LENDER:	KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ David M. Bornstein
	Name:	David M. Bornstein
	Title:	Senior Vice President

Second Amendment

Signature Page

LENDER:	FROST BANK,
as a Lender

	By:	/s/ Matt Shands
	Name:	Matt Shands
	Title	Vice President

Second Amendment

Signature Page

ANNEX I

[See attached]

Annex I

EXHIBIT B

FORM OF BORROWING REQUEST

[________________], 20[__]

Contango Oil & Gas Company, a Texas corporation (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement dated as of September 17, 2019 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is $[__________];

(ii) Date of such Borrowing is [__________], 20[__];

(iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [__________];

(v) Amount of Borrowing Base in effect on the date hereof is $[__________];

(vi) Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[__________];

(vii) Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[__________];

(viii) the Consolidated Cash Balance (without regard to the requested Borrowing) is $[__________] and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing) is $[__________]; and

(ix) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                                                                          ]

[                                                                          ]

[                                                                          ]

[                                                                          ]

[                                                                          ]

Exhibit B

The undersigned certifies that he/she is the [ ] of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

CONTANGO OIL & GAS COMPANY

By:

Name:
Title:

Exhibit B

EXHIBIT I

FORM OF CONSOLIDATED CASH BALANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of September 17, 2019 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among Contango Oil & Gas Company, a Texas corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto. Each capitalized term used herein has the same meaning given to it in the Credit Agreement unless otherwise specified. This certificate is delivered pursuant to Section 8.19 of the Credit Agreement with respect to the Excess Cash Measurement Date occurring on [        ], 20[        ]1 (the “Test Date”). The undersigned hereby certifies on behalf of the Borrower (and not individually) as follows:

(a) The Consolidated Cash Balance as of the Test Date was $_______________.

(b) Excess Cash as of the Test Date was $_______________________.

(c) Attached hereto are summary and balance statements for each Deposit Account, Securities Account, Commodity Account, or other account in which any portion of the Consolidated Cash Balance is held, credited or carried as of the Test Date.

The undersigned is the [                ] of the Borrower, and as such he/she is authorized to execute this certificate on behalf of the Borrower.

EXECUTED AND DELIVERED this [                ] day of [                ].

CONTANGO OIL & GAS COMPANY, a Texas corporation

By:

Name:
Title:

[1]	Borrower to insert applicable Excess Cash Measurement Date.

Exhibit I